UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                              Karnet Capital Corp.
             (Exact name of registrant as specified in its charter)

                  Nevada                                  30-0809134
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

Lensoveta 42, app. 48, Saint-Petersburg, Russia             196143
         (Address of principal executive offices)         (Zip Code)

        Securities to be registered pursuant to Section 12(b) of the Act:

 Title of each class                              Name of each exchange on which
 to be so registered                              each class is to be registered
 -------------------                              ------------------------------

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:
333-197724 (if applicable)

       Securities to be registered pursuant to Section 12(g) of the Act:

                                  Common stock
                                (Title of class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The Description of Registrant's Securities to be Registered can be found in the Form S-1/A, filed on May 26, 2015 and incorporated herein by reference.

ITEM 2. EXHIBITS.

List below all exhibits filed as a part of the registration statement: N/A

                                    SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Karnet Capital Corp.
   (Registrant)

Date September 23, 2015


By /s/ Aleksandr Chuiko
  ----------------------------------
  Aleksandr Chuiko, President